EXHIBIT 10.50

CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

SECOND AMENDMENT
TO THE SUPPLY AGREEMENT DATED JUNE 30, 2006

This SECOND AMENDMENT TO THE SUPPLY AGREEMENT (this “Second Amendment”) is made and entered into on this 30th day of September, 2009 by and between:

OCI Company Ltd., f/k/a DC Chemical Co., Ltd., a corporation organized under the laws of the Republic of Korea, having its registered office at OCI Building, 50, Sogong-Dong, Jung-Gu, Seoul, 100-718, Korea (hereinafter referred to as “OCI”); and

SunPower Philippines Manufacturing, Ltd., a company organized under the laws of the Cayman Islands with a branch office and registered office at #100 East Main Street, Special Export Processing Zone, Laguna Techno Park, Binan Laguna, Philippines (hereinafter referred to as “SunPower”).

OCI and SunPower may be referred to individually as “Party” and collectively as “Parties.”

WITNESSETH:

WHEREAS, OCI and SunPower are Parties to a certain Supply Agreement dated June 30, 2006, as amended by Amendment No. 1 to the Supply Agreement dated September 22, 2006 (collectively, the “Supply Agreement”); and

WHEREAS, the Parties have agreed to make certain changes in the terms and conditions of the Supply Agreement; and

WHEREAS, the Parties seek to memorialize the terms of their agreement by this writing.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter, it is agreed between the Parties as follows:

1.
All of the capitalized terms not expressly defined in this Second Amendment shall have the meanings ascribed to such terms in the Supply Agreement, as such terms may be amended in this Second Amendment.

2.	The following provisions of the Supply Agreement shall be amended by this Second Amendment:

a.      The following definitions contained in Article 1, DEFINITIONS, shall be amended as follows:

(i)	The following new definitions are hereby added in their correct alphabetical placement:

“Advance Payment Credit” has the meaning ascribed to it in Section 4.1.2.

(ii)	“Facility” means OCI’s plant (Phases I and II) in Goonsan, Korea that manufactures the Product.

(iii)	“Product” means polycrystalline silicon manufactured by OCI at the Facility and that conforms to the Specifications.

b.	The following definitions contained in Article 1, DEFINITIONS, shall be deleted in their entirety:

(i)	The definition for “Annual Credit Ceiling” is hereby deleted in its entirety.

(ii)	The definition for “Surplus” is hereby deleted in its entirety.

(iii)	The definition for “Surplus Threshold” is hereby deleted in its entirety.

(iv)	The definition for “Initial Term” is hereby deleted in its entirety.

(v)	The definition for “Renewal Term” is hereby deleted in its entirety.

c.	Section 2.1 is hereby amended by deleting such Section in its entirety and replacing it with the following:

2.1
Facility Construction. Subject to receipt of the Advance Payment in full by OCI pursuant to Section 4.1, OCI shall exert its commercially reasonable efforts to complete the construction of the Facility.

The Parties acknowledge and agree that the Facility has been constructed as of the date of this Second Amendment.

d.	Section 3.1 (Quantity and Price of Product) is hereby amended by deleting such Section in its entirety and replacing it with the following:

3.1
     Quantity and Price of Product.  Subject to Section 4.2, OCI hereby agree to sell and deliver to SunPower, and SunPower hereby agrees to purchase and receive from OCI, the Product under the following terms and conditions:

Calendar Year	“Agreed Quantity”	Price
From January to June of 2008	***kgs	US$***/kg
From July to December of 2008	***kgs	US$***/kg
From January to August of 2009	***kgs	US$***/kg
From September to December of 2009	***kgs	US$***/kg
2010	***kgs	US$***/kg
2011	***kgs	US$***/kg
Total	4,350,100kgs

e.	Section 3.3 (Surplus Product) is hereby deleted in its entirety and Section 3.4 (Disposition of Product Sold) shall be renumbered as Section 3.3.

f.	Section 4.1.2 (Deduction) is hereby amended by deleting such Section in its entirety and replacing it with the following:

4.1.2	Advance Payment Credit. The Parties agree that the Advance Payment shall be credited against the Product Deliveries and shall be calculated as follows (the “Advance Payment Credit”):

Calendar Year	Agreed Quantity	Advance Payment Credit per kg.	Aggregate Advance Payment Credit for the Applicable Period
From January to June of 2008	***kgs	US$***/kg	US$***
From July to December of 2008	***kgs	US$***/kg	US$***
From January to July of 2009	***kgs	US$***/kg	US$***
August 2009	***kgs	US$***/kg	US$***
From September to December of 2009	***kgs	US$***/kg	US$***
2010	***kgs	US$***/kg	US$***
2011	***kgs	US$***/kg	US$***
Total	4,350,100kgs		US$60,000,000.00

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

g.	Section 4.1.3 (Security) is hereby deleted in its entirety.

h.	The Price Change formula for metallurgical silicon in Section 4.2.1 is hereby amended as follows:

Price Change for metallurgical silicon = [(1.45 Metallurgical Silicon Ton) / (Polysilicon Ton)] x [Price Change / Metallurgical Silicon Ton]

i.	Section 6.3 (Advance Payment Set Off) is hereby deleted in its entirety and Section 6.4 (Taxes) shall be renumbered as Section 6.3.

j.	Section 7.3 (Quality Control Inspection) is hereby amended by deleting such Section in its entirety and replacing it with the following:

7.3
Quality Meeting.  In the event that SunPower provides written evidence to the reasonable satisfaction of OCI that there is a quality issue with respect to the Product, then the Parties agree to promptly hold a technical meeting in a good faith effort to resolve the issue.

k.	Section 10.1 (Term) is hereby amended by deleting such Section in its entirety and replacing it with the following:

10.1	Term. This Agreement shall commence upon the Effective Date and shall remain in full force until December 31, 2011, unless earlier terminated pursuant to Section 10.2 below.

l.	Schedule 1 to the Supply Agreement is hereby amended as set forth in the new Schedule 1 attached hereto.

3.	Agreed Quantity for 2008

The Agreed Quantity (as defined in the Supply Agreement) for the year 2008 shall be approximately *** metric tons.

4.	Effective Date of Second Amendment

This Second Amendment shall become effective upon its execution by the Parties.

5.	Miscellaneous

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

a.
Amendment Only.  This is an amendment only to the Supply Agreement and not a new supply agreement.  All of the remaining terms and conditions of the Supply Agreement shall remain in full force and effect unless specifically modified herein.

b.
Severability. If any term, condition or provision(s) of this Second Amendment is held to be unenforceable for any reason, it shall be interpreted rather than voided, in order to achieve the intent of the Parties to this Second Amendment to the extent possible.  In any event, all other terms, conditions and provisions of this Second Amendment shall be deemed valid and enforceable to the full extent.

c.
Amendment.  No modification, alteration, addition or change in the terms hereof shall be binding on the Parties unless it is reduced to writing in the English language and signed by duly authorized representatives of each of the Parties hereto.

d.
Assignment.  Except as specifically provided in this Second Amendment, neither of the Parties shall assign, in whole or in part, its rights, duties or obligations under this Second Amendment without the other Party’s prior written consent.

e.	Waiver. The waiver or failure of either of the Parties to exercise any right in any respect provided for herein shall not be deemed a waiver of any further right hereunder.
f.	Counterparts. This Second Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.
g.
Entire Agreement. This Second Amendment, including any and all appendices or annexes attached hereto, constitutes the entire agreement and understanding between the Parties and supersedes and cancels all previous writings, understandings, agreements and commitments, either oral or written, among the Parties on the subject of this Second Amendment.

h.
Conflict with Supply Agreement.  If any term, condition or provision of this Second Amendment is inconsistent or conflicts with any term, condition or provision of the Supply Agreement, the term, condition or provision of this Second Amendment shall govern to the extent of such inconsistency or conflict.

IN WITNESS THEREOF, the duly authorized representatives of the Parties hereto have executed and delivered two (2) copies of this Second Amendment as of the date first above written, with each Party retaining a copy thereof.

OCI Company Ltd.	SunPower Philippines Manufacturing, Ltd.

By: /s/ Min Kyu Lim	By: /s/ Marty Neese
Name: Min Kyu Lim	Name: Marty Neese
Title: Executive Vice President	Title: Chief Operating Officer
SunPower Corporation

Schedule 1

Specifications

Species	Maximum Concentration
Donor(Phosphorus)	5ppba
Acceptor(Boron)	1ppba
Carbon	0.5ppma

Bulk Metals(Total)	Maximum Concentration
Fe, Cu, Ni, Cr, Zn, Na	15ppbw

Surface Metals	Maximum Concentration
Fe	10ppbw
Cr	2ppbw
Ni	2ppbw
Na	15ppbw
Zn	4ppbw
Al	10ppbw
Cu	2ppbw
K	10ppbw

Product Size	5 ~ 150mm Max 100%

Product is packed in a virgin polyethylene (no additives) bag with a net weight of 5kg +/- 0.5%. A double bag system is used to be compatible with clean room requirements